                                                                    EXHIBIT 99.1


[TECH DATA LOGO]                                            NEWS

                                                           5350 TECH DATA DRIVE
                                                           CLEARWATER, FL 33760
                                                           (727) 539-7429

FOR IMMEDIATE RELEASE                                      SYMBOL: TECD
Friday, December 21, 2001                                  TRADED: NASDAQ/NMS

         TECH DATA CLOSES SALE OF ADDITIONAL $40 MILLION IN CONVERTIBLE
                             SUBORDINATED DEBENTURES

CLEARWATER, FL. -- Tech Data Corporation today announced that it has completed the sale of an additional $40,000,000 of Convertible Subordinated Debentures due 2021. Today's closing follows the exercise by the initial purchasers of their option to purchase additional debentures, bringing the total issuance to $290,000,000. The company intends to use the proceeds generated from the offering to reduce indebtedness under the company's revolving credit loans and for general corporate purposes.

The debentures bear an annual interest rate of 2.00% and, depending on the market price of the debentures, could be subject to an upward interest rate adjustment commencing December 15, 2005.

If the closing price of Tech Data common stock on The Nasdaq National Market exceeds certain levels for a specified period of time, or in certain other circumstances, the debentures will be convertible into shares of Tech Data common stock at an initial conversion price of $59.525 per share. This represents a 25% premium over Tech Data's closing bid price of $47.62 on December 4, 2001. Debenture holders may put the notes back to Tech Data on December 15, 2005, December 15, 2009, December 15, 2013 and December 15, 2017.

The debentures and common stock issuable upon conversion have not been registered under United States or state securities laws and may not be offered or sold in the United States except to qualified institutional buyers.

FORWARD-LOOKING STATEMENTS

Certain matters discussed in this news release are forward-looking statements, based on the company's current expectations, that involve a number of risks and uncertainties. Factors that could cause actual results to differ materially include the following: the general economy including the length and severity of the current economic downturn; acts of war or terrorism; business conditions and growth in the personal computer industry; competitive factors including compressed gross profit margins; inventory risks due to shifts in market demand; product availability; changes in product mix; changes in vendor terms and conditions; labor strikes; fluctuations in foreign currency exchange rates; income tax legislation; dependence on information systems and dependence on independent shipping companies. Additional discussion of these and other factors affecting the company's business and prospects is contained in the company's periodic filings with the Securities and Exchange Commission, copies of which can be obtained at the company's investor relations website at www.techdata.com. All information in this release is as of December 21, 2001. The company undertakes no duty to update any forward-looking statements herein to actual results or changes in the company's expectations.

ABOUT TECH DATA

Tech Data Corporation (NASDAQ/NMS: TECD), founded in 1974, is a leading global provider of IT products, logistics management and other value-added services. Ranked 95th on the Fortune 500, the company and its subsidiaries serve more than 100,000 technology resellers in the United States, Canada, the Caribbean, Latin America, Europe and the Middle East. Tech Data's extensive service offering includes pre- and post-sale training and technical support, financing options and configuration services as well as a full range of award-winning electronic commerce solutions. The company generated sales of $20.4 billion for its most recent fiscal year, which ended January 31, 2001.

FOR MORE INFORMATION CONTACT:
Jeffery P. Howells, Executive Vice President and Chief Financial Officer 727-538-7825 (jhowells@techdata.com)
         or
Danyle L. Anderson, Director of Investor Relations and Shareholder Services 727-538-7866 (danderso@techdata.com)

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